SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12

                           HIRSCH INTERNATIONAL CORP.
                (Name of Registrant as Specified In Its Charter)

                             Paul Levine, Secretary
                   (Name of Person(s) Filing Proxy Statement)

     Payment of Filing Fee (Check Appropriate Box):

     [  ]  $125  per  Exchange  Act  Rules   0-11(c)(1)(ii),   14a-6(i)(1),   or
14a-6(j)(2).

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(4)  and
0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement:

     3) Filing Party:

     Paul Levine, Secretary, Hirsch International Corp.

     4) Date Filed:

                           HIRSCH INTERNATIONAL CORP.
                            (a Delaware corporation)


                              NOTICE OF 1998 ANNUAL
                          MEETING OF STOCKHOLDERS TO BE
                       HELD AT 10:00 A.M. ON JUNE 19, 1998


     To the Stockholders of HIRSCH INTERNATIONAL CORP.:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of HIRSCH INTERNATIONAL CORP. (the "Company") will be held on June 19, 1998, at 10:00 A.M. at The Wyndham Windwatch, 1717 Motor Parkway, Hauppauge, New York 11788 for the following purposes:

     1. to elect seven directors;

     2. to consider and act upon a proposal to amend the Company's Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,050,000 to 1,500,000;

     3. to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 1999; and

     4. to transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed May 20, 1998, at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, and only holders of record of shares of the Company's Common Stock at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of stockholders entitled to vote at the Meeting shall be available at the offices of the Company during ordinary business hours from May 25, 1998 until the Meeting for examination by any stockholder for any purpose germane to the Meeting. This list will also be available at the Meeting.

     All stockholders are cordially invited to attend the Meeting in person. However, whether or not you expect to be present at the Meeting, you are urged to mark, sign, date and return the enclosed Proxy, which is solicited by the Board of Directors, as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. The shares represented by the Proxy will be voted according to your specified response. The Proxy is revocable and will not affect your right to vote in person in the event you attend the Meeting.

                       By Order of the Board of Directors


                             Paul Levine, Secretary

     Hauppauge, New York

     May 20, 1998

                           HIRSCH INTERNATIONAL CORP.
                             200 Wireless Boulevard
                               Hauppauge, NY 11788
                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------

                       1998 ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD AT 10:00 A.M. ON JUNE 19, 1998

     The enclosed Proxy Statement is solicited by the Board of Directors of HIRSCH INTERNATIONAL CORP. (the "Company") in connection with the 1999 Annual Meeting of Stockholders (the "Meeting") to be held on June 19, 1998, at 10:00 a.m. at The Wyndham Windwatch, 1717 Motor Parkway, Hauppauge, New York 11788 and any adjournment thereof. The Board of Directors has set May 20, 1998, at the close of business, as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. As of the record date, the Company had 6,764,880 shares of Class A Common Stock and 2,668,139 shares of Class B Common Stock outstanding. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person. The proxy will be voted in accordance with your directions as to:

     (1) the election of the persons listed herein as directors of the Company;

     (2) the amendment of the Company's Stock Option Plan;

     (3) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending January 31, 1999; and

     (4) the transaction of such other business as may properly come before the Meeting and any adjournment or postponement thereof.

     In the absence of direction, the proxy will be voted in favor of these proposals.

     The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation, which represents an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 1998 Annual Report to Stockholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

     In voting at the Meeting, each stockholder of record on the Record Date of either Class A or Class B Common Stock will be entitled to one vote on all matters other than the election of directors, where the holders of the Class B Common Stock will elect four of the directors (Class B directors), and the holders of Class A Common Stock will elect three of the directors (Class A directors). Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters other than the election of directors. To vote for the Class A directors, holders of a majority of the outstanding shares of Class A Common Stock must be represented in person or by proxy in order to achieve a quorum. To vote for the Class B directors, holders of a majority of the outstanding shares of Class B Common Stock must be represented in person or by proxy in order to achieve a quorum. The Proxy Statement, the attached Notice of Meeting, the enclosed form of Proxy and the Annual Report are being mailed to stockholders on or about May 20, 1998.

                            1. ELECTION OF DIRECTORS

     Seven directors are to be elected by a plurality of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Stockholders and until his respective successor is elected and qualified.

     Of the persons named below, Messrs. Broitman, Schenendorf and Krasnitz have been nominated for election as Class A directors and Messrs. Arnberg, Gardner, Levine and Tsonis have been nominated for election as Class B directors. The persons named in the accompanying Proxy have advised management that it is their intention to vote for the election of Messrs. Broitman, Schenendorf and Krasnitz as Class A directors and for the election of Messrs. Arnberg, Gardner, Levine and Tsonis as Class B directors unless authority is withheld.

                  o        Henry Arnberg
                  o        Marvin Broitman
                  o        Herbert M. Gardner
                  o        Paul Levine
                  o        Ronald Krasnitz
                  o        Douglas Schenendorf
                  o        Tas Tsonis

     Management believes that each nominee will be able to serve. If any nominee becomes unable or unwilling to serve, proxies may be voted for the election of such person or persons as the Board of Directors determines.

     Information Regarding Officers and Directors

     The following table sets forth the names and ages of the Company's directors and executive officers and the positions they hold with the Company:


                NAME                       AGE                                POSITION

Henry Arnberg.......................       55     Chief Executive Officer, President and Chairman of the Board of
                                                  Directors

Paul Levine.........................       45     Chief Operating Officer, Secretary, Executive Vice President





Kenneth Shifrin.....................       40     Chief Financial Officer and Vice President of Finance

Tas Tsonis..........................       46     Vice President, President of Pulse Microsystems Ltd. and Director

Brian Goldberg......................       38     Vice President and Executive Vice President of Pulse
                                                  Microsystems Ltd.

Ronald Krasnitz.....................       57     Vice President - Manufacturing, President of Tajima USA, Inc.
                                                  and Director

Marvin Broitman.....................       59     Director

Herbert M. Gardner..................       58     Director

Douglas Schenendorf.................       46     Director


     Henry Arnberg has been employed by the Company since 1970 and has been Chief Executive Officer, President and Chairman of the Board of Directors, of the Company since 1980. Mr. Arnberg received a Bachelor of Science in Accounting from the University of Bridgeport in 1965 and an MBA in Finance and Management from Adelphi University in 1971.

     Paul Levine has been employed by the Company since 1974 and has been Chief Operating Officer, Secretary, Executive Vice President and a director of the
Company since 1981. Mr. Levine received a Bachelor of Science in Business from New York University in 1974.

     Kenneth Shifrin has been employed by the Company since 1989. From January 1989 until October 1992, Mr. Shifrin was Controller of the Company. Since November 1992, Mr. Shifrin has been Chief Financial Officer and Vice
President-Finance of the Company. From February 1987 to December 1989, Mr. Shifrin was Controller of National Business Products, a business machine distributor. From February 1986 to January 1987, Mr. Shifrin was Assistant Controller of Career Employment Services, Inc. From October 1985 to January 1986, Mr. Shifrin was employed by Citicorp. From September 1982 to September
1985, Mr. Shifrin was employed by Touche Ross & Co. Mr. Shifrin received a Bachelor of Arts in Economics from the State University of New York at Stony Brook in 1979 and a MBA in Accounting from Adelphi University in 1982. Mr. Shifrin became a CPA in March 1984.

     Tas Tsonis was  elected a  director  of the  Company in April 1994 and Vice
President of the Company in September 1994. Mr. Tsonis co-founded Pulse MicroSystems Ltd. ("Pulse") in 1982 and has been retained or employed by Pulse since that time. Since 1989, Mr. Tsonis has been the President of Pulse. Mr. Tsonis received a Bachelor of Mathematics in Computer Science and Statistics from the University of Waterloo in 1975 and a Master of Science in Computer Science from the University of Toronto in 1981.

     Brian Goldberg was elected Vice President of the Company in September 1994. In 1982, Mr. Goldberg co-founded Pulse Microsystems Ltd. and has been retained or employed by Pulse since that time. Since 1989, Mr. Goldberg has been the Executive Vice President of Pulse. Mr. Goldberg received a Bachelor of Arts in Economics from the University of Toronto in 1980 and an LLB and MBA from York University in 1984.

     Ronald Krasnitz was elected Vice President and a director of the Company in June 1996. Prior to joining the Company, Mr. Krasnitz was employed by Sewing Machine Exchange, Inc. since 1971. Mr. Krasnitz is presently the
Vice-President-Manufacturing for the Company, President of Sewing Machine Exchange, Inc and President of Tajima USA, Inc. Mr. Krasnitz received a Bachelor of Science in Mechanical Engineering from the University of Illinois in 1963 and an MBA from the University of Chicago in 1966. Mr. Krasnitz is a Registered Professional Engineer in the State of Illinois.

     Marvin Broitman was elected a director of the Company in April 1994. Since 1968, he has been Vice President of Uniwave, Inc., a company engaged in the engineering and manufacturing of automation accessory equipment for textile machinery. Mr. Broitman received a Bachelor of Electrical Engineering degree from City College in 1961 and an MBA from the Harvard Business School in 1968.

     Herbert M. Gardner was elected a director of the Company in April 1994. Since 1978, Mr. Gardner has been a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm and the underwriter of the Company's initial public offering in February 1994 and second public offering in January 1996. Mr. Gardner is Chairman of the Board of Supreme Industries, a specialized manufacturer of truck bodies and shuttle buses. Mr. Gardner is also a director of Shelter Components Corporation, a supplier to the manufactured housing and recreational vehicle industries; Nu Horizons Electronics Corp., an electronic component distributor; Transmedia Network, Inc., a specialized charge card company; TGC Industries, Inc., a geophysical services Company; The Western Systems Corp., a company redeploying assets in seeking acquisitions; and Chase Packaging, a specialty agriculture packaging products company.

     Douglas Schenendorf was elected a director of the Company in April 1994. Since 1980, Mr. Schenendorf has been the President of D.S.I. Associates, Inc., an insurance brokerage firm.

     All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any of the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

     The Company's By-Laws provide that the Company shall indemnify each director and such of the Company's officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware.

     The Company carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for such insurance is approximately $70,000, all of which is paid by the Company. To date, no sums have been paid to any past or present director or officer of the Company under this or any prior indemnification insurance policy.

     The Company has also entered into Indemnity Agreements with all of its directors and executive officers. The Indemnity Agreements provide for indemnification of the Company's directors and officers to the fullest extent permitted by the provisions of the General Corporation Law of the State of Delaware.

     The Indemnity Agreements provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of any claims made against him by reason of the fact that he is or was a director or officer of the Company, except that the Company is not obligated to make any payment which the Company is prohibited by law from paying as indemnity, or where (a) a final determination is rendered on a claim based upon the indemnitee's obtaining a personal profit or advantage to which he was not legally entitled; (b) a final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions; (c) a claim where the indemnitee was adjudged to be deliberately dishonest; or (d) a final determination is rendered that indemnification is not lawful.

     Meetings and Committees of the Board of Directors

     The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

     The members of the Audit Committee are Henry Arnberg, Marvin Broitman, Herbert M. Gardner and Douglas Schenendorf. The Audit Committee held one meeting and did not act by unanimous written consent during the fiscal year ended January 31, 1998. The function of the Audit Committee is to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls.

     Messrs. Broitman, Gardner and Schenendorf also serve on the Stock Option and Compensation Committees. The Compensation Committee did not meet or act by unanimous written consent during fiscal year 1998 and the Stock Option Committee met one (1) time and acted three (3) times by unanimous written consent. The function of the Compensation Committee is to determine the compensation of the Company's executives. The Stock Option Committee administers the Company's stock option plans and awards stock options.

     The Board of Directors met on four (4) occasions and acted nine (9) times by unanimous written consent during the last fiscal year.

     Key Employees

     The following table sets forth the names and ages of the Company's key employees:


                Name                          Age                      Position
                ----                          ---                      --------

Thaddeus Pawelec....................          46       Vice President - HAPL Leasing Co., Inc.
Kristof Janowski....................          44       Vice President - Midwest and West Coast Sales
Michael P. Petaja...................          32       Corporate Controller
Howard Arnberg......................          28       Corporate Counsel



     Thaddeus Pawelec has been employed by the Company as Vice President of HAPL Leasing Co., Inc. since May 1993. From June 1991 to May 1993, Mr. Pawelec was an independent consultant to various leasing corporations. From November 1988 to June 1991, Mr. Pawelec was Senior Vice President of Tiger Leasing Corp.

     Kristof Janowski has been employed by the Company and currently serves as Vice PresidentCMidwest and West Coast sales since October 1994.

     Michael P. Petaja has been employed by the Company as Corporate Controller since August 1994. Prior to joining the Company Mr. Petaja was an audit manager for Deloitte & Touche LLP where he had been employed since September 1987. Mr. Petaja received a Bachelor of Science in Accounting from the New York Institute of Technology in 1987. Mr. Petaja became a CPA in December 1989.

     Howard Arnberg has been employed by the Company since 1995 as Corporate Counsel. Mr. Arnberg received a Bachelor of Science in Business Administration from the University of Florida at Gainesville in 1991 and a Juris Doctor from Brooklyn Law School in 1994. Prior to joining the Company, Mr. Arnberg was engaged in the private practice of law, specializing in the area of corporate law.

     Director's Compensation

     Directors who are employees of the Company or its subsidiaries receive no compensation, as such, for service as members of the Board other than reimbursement of expenses incurred in attending meetings. Directors who are not employees of the Company or its subsidiaries receive an annual directors' fee of $6,000 plus $1,000 for each board meeting and $500 for each committee meeting attended, and are reimbursed for expenses incurred in attending such meetings. In addition, all non-employee directors participate in the Company's 1994
Non-Employee Director Stock Option Plan. The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     Executive Compensation

     The following table sets forth the compensation paid or accrued by the Company during the four fiscal years ended January 31, 1998, 1997 and 1996 to the Company's Chief Executive Officer and to the four most highly paid Company's Executive Officers whose total cash compensation for such periods exceeded $100,000 (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                        Annual Compensation                   Long Term Compensation Awards

Name and                                                                       Other
Principal Position                                                             Annual                        All other
                                      Fiscal     Salary         Bonus       Compensation                   Compensation
                                       Year        ($)           ($)            ($)           Options          ($)
                                      -------    ------         ---------   ------------      -------         ------

Henry Arnberg.......................  1998       $ 386,228      $1,002,132    $ 21,200        37,500         $ 3,000
  Chairman of the Board of            ----
  Directors, President and            1997       $ 377,937      $  878,827    $ 18,985        37,500         $ 3,000
  Chief Executive Officer             ----
                                      1996       $ 365,049      $  680,796    $ 17,849         3,907         $ 3,000
                                      ----

Paul Levine.........................  1998       $ 386,228      $1,002,132    $ 17,894        37,500         $ 3,000
  Executive Vice President,           ----
  Chief Operating Officer             1997       $ 377,937      $  878,827    $ 17,481        37,500         $ 3,000
  And Secretary                       ----
                                      1996       $ 365,049      $  680,796    $ 16,817         3,907         $ 3,000
                                      ----

Kenneth Shifrin.....................  1998       $ 110,351      $ 392,275     $  2,739        22,500         $ -
  Vice President of Finance and       ----
  Chief Financial Officer             1997       $ 107,982      $ 351,531     $  2,572        15,625         $ -
                                      ----
                                      1996       $ 104,300      $ 272,318     $  2,572          -            $ 2,075
                                      ----
Tas Tsonis..........................  1998       $ 335,651      $ 372,372     $  9,600        23,750            -
  Vice President, President           ----
  of Pulse Microsystems               1997       $ 321,360      $ 372,373     $  9,600        21,875            -
  Ltd. and Director                   ----
                                      1996       $ 308,591      $ 355,306     $  9,600         1,954            -
                                      ----

Brian Goldberg......................  1998       $ 335,651      $ 372,372     $  9,600        23,750            -
  Vice President, Executive           ----
  Vice President of Pulse             1997       $ 321,360      $ 372,373     $  9,600        21,875            -
  Microsystems Ltd. and Director      ----
                                      1996       $ 308,591      $ 355,306     $  9,600         1,954            -
                                      ----



     Stock Options

     The following table discloses information concerning stock options granted to the Named Executives during the Company's fiscal year ended January 31, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            Potential Realizable
                                                              Individual                    Value at Assumed
                                                              Grants                        Annual Rates of Stock
                                                                                            Price Appreciation for
                                                                                            Option Term (2)

                               % of Total                        Market
                                 Options           Exercise or   Price on
               Options       Granted to Employees     Base Price    Date of       Expiration
   Name      Granted (#)       in Fiscal Year(1)       ($/share)    Grant            Date       5%($)        10%($)
   ----      -----------       -----------------       ---------    -----            ----       -----      -----

Henry         35,000            10.50%               $ 18.70       $ 17.00         4/16/02    $ 104,888    $ 303,753
Arnberg
               2,500              .75%               $ 24.20       $ 22.00         6/20/02      $ 9,695    $  28,078
Paul          35,000            10.50%               $ 18.70       $ 17.00         4/16/02    $ 104,888    $ 303,753
Levine         2,500              .75%               $ 22.00       $ 24.20         6/20/02      $ 9,695    $  28,078
Kenneth       22,500             6.75%               $ 17.00       $ 17.00         4/16/02    $ 105,678    $ 233,520
Shifrin
Tas           22,500             6.75%               $ 17.00       $ 17.00         4/16/02    $ 105,678    $ 233,520
Tsonis
               1,250              .38%               $ 22.00       $ 22.00         6/20/02      $ 7,598    $  16,789
Brian         22,500             6.75%               $ 17.00       $ 17.00         4/16/02    $ 105,678    $ 233,520
Goldberg
               1,250              .38%               $ 22.00       $ 22.00         6/20/02      $ 7,598    $  16,789


     (1) One-third of the shares covered by the options are exercisable after one year; two thirds after two years; and all after three years.

     (2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the SEC and therefore, are not intended to forecast possible future appreciation, if any, of the stock price.

     Option Exercises and Holdings

     The following table sets forth information concerning the exercise of stock options by the Named Executives during the Company's fiscal year ended January 31, 1998, the number of options owned by the Named Executives and the value of any in-the-money unexercised stock options as of January 31, 1998.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                                                                    Value of
                                                                          Number of                Unexercised
                                                                         Unexercised              In-the-Money
                                                                           Options                 Options at
                                                                   At Fiscal Year End (#)      Fiscal Year End ($)

                           Shares Acquired      Value Realized          Exercisable/              Exercisable/
        Name               on Exercise (#)             $                Unexercisable           Unexercisable (1)
        ----               ---------------      --------------          -------------           -----------------

Henry Arnberg                    0                      0                26,823/63,802       $ 262,033/205,694
Paul Levine                      0                      0                26,823/63,802       $ 262,033/205,694
Ken Shifrin                      0                      0                  7,261/32,916      $  64,060/147,396
Tas Tsonis                       0                      0                32,401/38,984       $ 435,718/183,090
Brian Goldberg                   0                      0                32,401/38,984       $ 435,718/183,090


-------------------

     (1) Represents the closing price of the Company's common stock listed on the NASDAQ National Market on January 31, 1998 minus the respective exercise prices.

     Stock Option Plans

     The Company maintains two stock option plans pursuant to which options to purchase an aggregate of 1,284,375 shares of Class A Common Stock may be granted.

     1993 Stock Option Plan. The 1993 Stock Option Plan was adopted by the Board of Directors in December 1993 and was approved by the stockholders of the Company in July 1994 (the "1993 Plan"). The 1993 Plan has 1,050,000 shares of Class A Common Stock reserved for issuance upon exercise of options designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified options. ISOs may be granted under the 1993 Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

     The purpose of the 1993 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and to give them a greater personal interest in the success of the Company. The 1993 Plan is administered by the Stock Option Committee. The Committee, within the limitations of the 1993 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on shares subject to options. Options granted under the 1993 Plan may not be granted at a price less than the fair market value of the Class A Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person are exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The 1993 Plan will terminate in December 2003; however, options granted under the 1993 Plan will expire not more than five years from the date of grant. Options granted under the 1993 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

     1994 Non-Employee Director Stock Option Plan. The 1994 Non-Employee Director Stock Option Plan (the "Directors Plan") was adopted by the Board of Directors in September 1994 and was approved by the stockholders of the Company in June 1995. The Directors Plan has 234,375 shares of Class A Common Stock reserved for issuance. Pursuant to the terms of the Directors Plan, each independent unaffiliated Director shall automatically be granted, subject to availability, without any further action by the Board of Directors or the Stock Option Committee: (i) a non-qualified option to purchase 7,500 shares of Class A Common Stock upon their election to the Board of Directors; and (ii) a non-qualified option to purchase 2,500 shares of Class A Common Stock on the date of each annual meeting of stockholders following their election to the Board of Directors. The exercise price of each option is the fair market value of the Company's Class A Common Stock on the date of grant. Each option expires five years from the date of grant and vests in three annual installments of 33% each on the first, second and third anniversary of the date of grant. Options granted under the Directors Plan are generally not transferrable during an optionee's lifetime but are transferrable at death by will or by the laws of descent and distribution. In the event an optionee ceases to be a member of the Board of Directors (other than by reason of death or disability), then the non-vested portion of the option immediately terminates and becomes void and any vested but unexercised portion of the option may be exercised for a period of 180 days from the date the optionee ceased to be a member of the Board of Directors. In the event of death or permanent disability of an optionee, all options accelerate and become immediately exercisable until the scheduled expiration date of the option.

     Stock Performance Graph

     The following graph compares the percentage change in the cumulative total stockholder return for the period beginning on February 17, 1994, and ending on January 31, 1998, based upon the market price of the Company's Class A Common Stock, with the cumulative total return of the S&P 500 and a defined peer group based on similar market capitalization. The Company has elected to compare its yearly percentage change in total stockholder return against a market capitalization-based peer group due to the lack of publicly-held competitors in the Company's industry. The Company therefore does not believe that it can reasonably identify an industry-based peer group. The graph assumes a $100 investment on February 17, 1994 in each of the indices and the reinvestment of any and all dividends.


     Comparison of Five-Year Cumulative Total Return Among Hirsch International Corp.,
            S&P 500 Index and Market Capitalization-Based Peer Group


   Period Ending          Hirsch International Corp.      S&P 500 Index           Market Capitalization-Based
   -------------          --------------------------      -------------           ---------------------------
                                                                                           Peer Group
                                                                                           ----------

     Measurement
     Pt-2/17/94                      $100                     $100                            $100
        1/31/95                      $133                     $102                            $106
        1/31/96                      $219                     $141                            $124
        1/31/97                      $459                     $179                            $119
        1/31/98                      $425                     $225                            $126

     Employment Agreements

     The Company has entered into five year employment agreements with Messrs. Arnberg, Levine and Shifrin which expire February 17, 1999. These employment agreements provide that each of Messrs. Arnberg and Levine will receive minimum annual compensation of $350,000 for fiscal years beginning February 1, 1994. The employment agreement for Mr. Shifrin provides for minimum annual compensation of $100,000 and a bonus equal to 2% of pre-tax profits of the Company. The employment agreements for Messrs. Arnberg and Levine also provide for bonuses equal to 5% of pre-tax profits of the Company and use of an automobile. All employment agreements provide for cost of living increases, reimbursement of business expenses, health insurance and related benefits. Each employment agreement requires that all of such executive's business time be devoted to the Company and provides that it may be terminated if the executive dies or becomes disabled (defined in the employment agreement as the inability to perform duties for six consecutive months or nine months in any twelve-month period) or if the Company discontinues operating its business. All employment agreements further provide that each of Messrs. Arnberg, Levine and Shifrin will not compete with the Company during the term of the agreement and for a period of two years from the termination of the agreement. The employment agreements do not contain change of control provisions.

     Tas Tsonis and Brian Goldberg have each entered into a five-year employment agreement with Pulse, guaranteed by the Company, providing each with an annual base salary of $300,000. In addition, Messrs. Tsonis and Goldberg are entitled to an annual bonus equal to 25% of annual pre-tax profits of Pulse between $400,000 and $1,200,000 and 12.5% of annual pre-tax profits in excess of $1,200,000. If Pulse achieves certain performance standards as defined in the employment agreements, each employment agreement may be extended at the option of the employee for an additional three years upon the same terms except that the bonus will be 12.5% of the Company's annual pre-tax profits as defined in the employment agreements. Upon expiration of the first renewal period, each employment agreement may be extended at the option of the employee for a final two-year term upon the same terms and conditions as during the first renewal term except there is no further right of renewal. In addition, each employment agreement provides for cost of living increases, reimbursement of business expenses, health insurance and related benefits and an automobile allowance. Each employment agreement requires that all of such executive's business time be devoted to the Company. Each Employment Agreement also contains provisions for termination if the employee dies or becomes disabled (defined in the employment agreement as the inability to perform duties for six consecutive months or nine months in any twelve-month period) or if the Company discontinues operating its business or for cause (as defined in the employment agreement). In connection with each employment agreement, Messrs. Tsonis and Goldberg entered into a non-competition undertaking with the Company pursuant to which Messrs. Tsonis and Goldberg have agreed not to compete with the Company during their term of employment and for a period of two years thereafter. The employment agreements do not contain change of control provisions.

     401(k) Plan

     The Company sponsors a voluntary contribution profit sharing plan qualified under Section 401(k) of the Code (the "401(k) Plan"). Employees of the Company who have attained the age of 21 and who complete one year of continuous service are eligible to participate in the 401(k) Plan. Under the 401(k) Plan, an employee may elect to contribute annually on a pre-tax basis to a retirement account a specified percentage of his or her compensation. Each employee is fully vested at all times with respect to his or her contributions. Within certain limits prescribed by the 401(k) Plan and applicable law, the Board of Directors may authorize matching contributions and discretionary employer contributions to the 401(k) Plan up to a maximum of two percent of an eligible employee's annual compensation. For fiscal 1998, 1997 and 1996, the Company contributed $3,000, $3,000 and $3,000, respectively, for the account of Henry Arnberg and $3,000, $3,000 and $3,000, respectively, for the account of Paul Levine. For fiscal 1998, 1997 and 1996 the Company made contributions of $0, $0 and $2,075, respectively, for Kenneth Shifrin. Tas Tsonis and Brian Goldberg do not participate in the 401(k) Plan.

     Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     Prior to the Company's initial public offering in February 1994, the Company was privately owned by only two stockholders and did not have a Compensation Committee of its Board of Directors. In May 1994, the Company formed a Compensation Committee. Prior to the formation of the Compensation Committee, decisions regarding compensation were made by Henry Arnberg and Paul Levine, the Company's sole stockholders and its Chairman, President and Chief Executive Officer and Executive Vice President, Chief Operating Officer and Secretary, respectively. Messrs. Arnberg and Levine, in their capacities as directors, made all decisions concerning compensation of executive officers for the Company's fiscal year ended January 31, 1994, including entering into five year employment agreements between themselves and the Company, which agreements became effective February 17, 1994 and terminate February 17, 1999.

     Board Compensation Committee Report

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent outside directors of the Company.

     The Committee focuses on compensating Company executives on a competitive basis with other comparably sized and managed companies in a manner consistent and supportive of overall Company objectives and through a compensation plan which balances the long-term and short-term strategic initiatives of the Company. The Committee intends that the Company's executive compensation program will:

     (1) reward executives for strategic management and enhancement of stockholder value; (2) reflect each executive's success at resolving key operational issues; (3) facilitate both the short-term and long-term planning process; and (4) attract and retain key executives believed to be critical to the long-term success of the Company.

     The Company's compensation program for executive officers generally consists of a fixed base salary, performance-related annual bonus awards and long-term incentive compensation in the form of stock options. In addition, Company executives are able to participate in various benefit plans generally available to other full-time employees of the Company.

     In reviewing the Company and executives' performance the Committee takes into consideration, among other things, the following performance factors in making its compensation recommendations: revenues, net income and cash flow.

     Base Salary

     Base salary for the Company's executives is intended to provide competitive remuneration for services provided to the Company over a one year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company. Minimum base salary levels for the Named Executives are determined according to employment agreements which are in effect through February 17, 1999.

     Short-Term Incentives

     Short-term incentives are paid primarily to recognize specific operating performance achieved within the last fiscal year. Since such incentive payments are related to a specific year's performance, the Committee understands and accepts that such payments may vary considerably from one year to the next. The Company's bonus program ties executive compensation directly back to the annual performance of both the individual executive and the Company overall. Through this program, in fiscal year 1998, each of the Named Executives' actual bonus payment was derived from specific measures of Company and individual performance. Depending on management level and seniority, executives within each entity are able to earn a percentage of the entity's pre-tax profits as a performance-related bonus. The actual annual bonus awards payable to the Named Executives are based on the terms established in their employment agreements which are in effect through February 17, 1999.

     Long-Term Incentives

     In keeping with its desire to align long-term executive compensation with long-term shareholder value improvements, the Committee has again awarded stock option grants to executives of the Company. Recognizing the value of these grants in motivating long-term strategic decision making, the use of the stock options, in compensating other members of Company management was again employed by the Company. In fiscal year 1998, the five Named Executives received an aggregate of 145,000 stock options. Options were granted to the President and Executive Vice President of the Company at an exercise price equal to 110% of the grant date market price with the remaining options having been granted at an exercise price equal to the grant date market price, making the options valuable to these executives only if the share price appreciates. The options vest over three years as long as the option recipient remains an employee of the Company.

     Chief Executive Officer

     Through February 17, 1999, Mr. Henry Arnberg, Chief Executive Officer, will be compensated under a previously disclosed employment agreement between himself and the Company. This contract establishes the minimum levels of compensation which are to be paid to Mr. Arnberg by the Company.

     During Fiscal 1998, Mr. Arnberg received an increase in his base salary of approximately 2.2% from the prior year's level. In addition to his base salary, Mr. Arnberg is eligible to participate in the short-term and long-term incentive programs outlined above for the other Named Executives. During Fiscal Year 1998, the amount of Mr. Arnberg's short-term incentive bonus was calculated based on the terms established in the employment agreement. Based on this formula, Mr. Arnberg received a $1,002,132 bonus payment for fiscal year 1998.

     Finally, Mr. Arnberg was granted 37,500 stock options as part of the Company's previously described long-term incentive program. These options were granted at an exercise price equal to 110% of the grant date market price, and therefore attain value only through an increase in the publicly traded price per share. The options vest over three years.

     The  Committee  believes  that  Mr.Arnberg's   compensation   reflects  his
contribution to the Company and the achievement of specific long-term and short-term objectives of the Company. In addition to the Company's financial performance, the Committee has taken into consideration a number of other managerial and leadership factors.

                             COMPENSATION COMMITTEE:

                                 Marvin Broitman
                               Herbert M. Gardner
                               Douglas Schenendorf

     Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of shares of Class A Common Stock and Class B Common Stock as of April 20, 1998, by (i) each person who owns more than 5% of the outstanding shares of Class A and Class B Common Stock; (ii) each executive officer and director of the Company; and (iii) all officers and directors of the Company as a group:


        Name and Address of                            Amount and Nature of         Percent
        Beneficial Owner(1)        Title of Class(2)   Beneficial Ownership         of Class


Henry Arnberg......................     Class A               66,284(3)                .97%
                                        Class B             1,493,518(3)             55.98%


Paul Levine........................     Class A              53,125 (4)                .78%
                                        Class B             1,099,618(4)             41.22%


Kenneth Shifrin....................     Class A                20,790 (5)              *
                                        Class B                   -                    -


Tas Tsonis.........................     Class A              133,310 (6)             1.96%
                                        Class B                   -                    -


Brian Goldberg.....................     Class A              133,310 (7)             1.96%
                                        Class B                   -                    -


Ronald Krasnitz ...................     Class A              97,169 (8)              1.43%
                                        Class B                   -                    -


Marvin Broitman....................     Class A              10,816 (9)                *
                                        Class B                   -                    -


Herbert M. Gardner.................     Class A              19,384 (10)               *
                                        Class B                   -                    -


Douglas Schenendorf................     Class A              26,742 (11)               *
                                        Class B                   -                    -


All  Officers  and  Directors  as a     Class A                560,930               8.25%
group                                   Class B              2,593,136              97.19%
(nine persons)...................


     * less than one percent

     (1) All addresses are c/o Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788.

     (2) The Company's outstanding Common Stock consists of two classes. Class A Common Stock and Class B Common Stock. The Class A Common Stock and the Class B Common Stock are substantially identical except that two-thirds of the directors of the Company will be elected by Messrs. Arnberg and Levine, the holders of the Class B Common Stock, as long as the number of outstanding Shares of Class B Common Stock equals or exceeds 400,000 shares.

     (3) Includes 100,000 shares of Class B Common Stock owned by his wife and 25,000 shares of Class B Common Stock held in trust for his minor child as to which he disclaims beneficial ownership. Includes options to purchase 11,719, 3,906, 25,000, 11,667 and 833 shares of Class A Common Stock at exercise prices of $5.90, $10.04, $15.95, $18.70 and $ 24.20 respectively. Does not include options to purchase 12,500, 23,333, and 1,667 shares of Class A Common Stock at exercise prices of $15.95, $18.70 and $24.20 respectively.

     (4) Includes 100,000 shares of Class B Common Stock owned by his wife and 100,000 shares of Class B Common Stock owned by trusts created for the benefit of his minor children as to which he disclaims beneficial ownership. Includes options to purchase 11,719, 3,906, 25,000, 11,667 and 833 shares of Class A Common Stock at exercise prices of $5.90, $10.04, $15.95, $18.70 and $ 24.20 respectively. Does not include options to purchase 12,500, 23,333, and 1,667 shares of Class A Common Stock at exercise prices of $15.95, $18.70 and $24.20 respectively.

     (5) Includes options to purchase 2,052, 8,333, 2,083 and 7,500 shares of the Class A Common Stock at exercise prices of $4.87, $14.50, $15.50 and $17.00 respectively. Does not include options to purchase 4,167, 1,042 and 15,000 shares of the Class A Common Stock at exercise prices of $14.50, $15.50 and $17.00 respectively.

     (6) Includes 59,415 shares owned by the Tsonis Family Trust. Includes options to purchase 17,946, 5,860, 1,954, 14,583, 7,500 and 417 shares of Class
A Common Stock at exercise prices of $4.87, $5.36, $9.12, $14.50, $17.00 and $22.00 respectively. Does not include options to purchase 7,292, 15,000 and 833 shares of Class A Common Stock at exercise prices of $14.50, $17.00 and $22.00, respectively.

     (7) Includes 59,415 shares owned by the Goldberg Klapman Family Trust. Includes options to purchase 17,946, 5,860, 1,954, 14,583, 7,500 and 417 shares of Class A Common Stock at exercise prices of $4.87, $5.36, $9.12, $14.50, $17.00 and $22.00 respectively. Does not include options to purchase 7,292, 15,000 and 833 shares of Class A Common Stock at exercise prices of $14.50, $17.00 and $22.00, respectively.

     (8) Includes options to purchase 82,813, 3,333 and 417 shares of Class A Common Stock at exercise price of $16.20, $17.00 and $22.00 respectively. Does not include options to purchase 82,813, 6,667 and 833 shares of Class A Common Stock at exercise prices of $16.20, $17.00 and $22.00 respectively.

     (9) Includes options to purchase 2,219, 3,906, 2,083 and 833 shares of Class A Common Stock at exercise prices of $5.36, $9.12, $15.50 and $22.00 respectively. Does not include options to purchase 1,042 and 1,667 shares of Class A Common Stock at exercise prices of $15.50 and $22.00 respectively.

     (10) Includes 8,202 shares held in retirement account. Also, includes 640 shares owned by his wife as to which he disclaims beneficial ownership. Includes options to purchase 3,919, 3,906, 2,083 and 833 shares of Class A Common Stock at exercise prices of $5.36, $9.12, $15.50 and $22.00 respectively. Does not include options to purchase 1,042 and 1,667 shares of Class A Common Stock at exercise prices of $15.50 and $22.00 respectively.

     (11) Includes 1,640 shares owned by his wife and 4,920 shares owned by his minor children as to which he disclaims beneficial ownership. Includes option to purchase 11,719, 3,906, 2,083 and 833 shares of Class A Common Stock at exercise prices of $5.36, $9.12, $15.50 and $22.00 respectively. Does not include options to purchase 1,042 and 1,667 shares of Class A Common Stock at exercise prices of $15.50 and $22.00 respectively.


     The Company is unaware of any arrangements which may result in a change in control of the Company.

     Compliance with Section 16(a) of the Exchange Act.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely on the Company's review of the copies of such forms received by it during its fiscal year ended January 31, 1998, the Company believes that the Reporting Persons complied with all filing requirements applicable to them.

     Certain Relationships and Related Transactions

     The Company has advanced approximately $336,000 for premiums on split dollar life insurance for the Company's President and Executive Vice President. The President and Executive Vice President are the beneficiaries of these policies. These advances are collateralized by the cash surrender value of the policies, which was $353,220 at January 31, 1998.

     The Company purchases certain policies of insurance through Douglas Schenendorf, a director of the Company. In Fiscal 1998, 1997, and 1996 the Company paid insurance premiums of $516,000, $381,519 and $442,671 respectively, to companies with which Mr. Schenendorf is affiliated.

     The Company's By-Laws provide that all transactions between the Company and any of its officers, directors or affiliates must be approved by a majority of the unaffiliated members of the Board of Directors, will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes.

                        2. AMENDMENT OF STOCK OPTION PLAN
             TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE
                     THEREUNDER FROM 1,050,000 TO 1,500,000

     At the Meeting, the Company's stockholders will be asked to approve an amendment to the Stock Option Plan (the "Plan") to increase the number of shares of Class A Common Stock authorized for issuance thereunder from 1,050,000 to 1,500,000. The Plan, as amended, was adopted by the Board of Directors of the Company in December 1993, and approved by the Stockholders of the Company in July 1994. During the 1997 Meeting, the Stockholders approved an amendment to the Plan which increased the number of shares of Class A Common Stock authorized for issuance thereunder from 750,000 to 1,050,000.

     As of May 1, 1998, options to purchase 134,000 shares of Class A Common Stock were exercisable under the Stock Option Plan, and options to purchase 477,000 shares of Class A Common Stock were outstanding but not exercisable, leaving 361,000 shares available for future grant under the Stock Option Plan.

     The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentives for certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and to continue to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to such persons, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the Plan has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the substantial growth of the Company and need to continue to expand, should be expanded to increase the number of options which may be granted under the Plan. The Board believes that such authority (i) will provide the Company with significant means to attract and retain talented personnel; (ii) will result in saving cash, which otherwise would be required to maintain current key employees and adequately attract and reward key personnel; and (iii) consequently will prove beneficial to the Company's ability to be competitive.

     If  the   above-described   amendment  to  the  Plan  is  approved  by  the
stockholders, additional options may be granted under the Plan, the timing, amounts and specific terms of which cannot be determined at this time.

     The following summary of the Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Plan, as proposed to be amended, set forth as Exhibit "A" to this Proxy Statement.

     Summary of the Plan

     The Plan, as amended, has 1,050,000 shares of Common Stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options ("ISOs") under the Code or (ii) non-qualified stock options. ISOs may be granted under the Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. In certain circumstances, the exercise of stock options may have an adverse effect on the market price of the Common Stock.

     The purpose of the Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The Plan is administered by the Stock Option Committee. The Committee, within the limitations of the Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on the shares subject to options. Options granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of the grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any person are exercisable for the first time by such person during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. The Plan will terminate in December 2003; however, options granted under the Plan will expire not more than five years from the date of grant. Options granted under the Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution.

     Certain Federal Income Tax Consequences of the Plan

     The following is a brief summary of the Federal income tax aspects of stock options to be granted under the Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     Incentive Stock Options. A participant will recognize no taxable income upon the grant or exercise of an ISO. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an ISO over the exercise price will be treated as an item of adjustment for a participant's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in the regular taxable income.

     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition on an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option. See "Non-Qualified Stock Options."

     Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options (i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

     Recommendation and Vote Required

     The vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Meeting is required to adopt the foregoing proposal to amend the Plan.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                           THE ADOPTION OF PROPOSAL 2.

                            3. SELECTION OF AUDITORS

     The Board of Directors recommends that the stockholders ratify the appointment of Deloitte & Touche LLP, independent auditors, which served as the Company's independent auditors for the last fiscal year, as independent auditors to audit the Company's Consolidated Financial Statements for the fiscal year ending January 31, 1999. A representative of Deloitte & Touche is expected to be present at the Meeting and will be given the opportunity to make a statement and to answer any questions any stockholder may have with respect to the Consolidated Financial Statements of the Company for the year ended January 31, 1998.

                 THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"
                           THE ADOPTION OF PROPOSAL 3.

                                4. OTHER BUSINESS

     The Board of Directors has no knowledge of any other business which may come before the Meeting and does not intend to present any other business. However, if any other business shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Class A Common Stock represented by the accompanying proxy in accordance with their best judgment.

     Stockholder's Proposals

     Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such Meeting must deliver such proposal in writing to the Company at 200 Wireless Boulevard, Hauppauge, New York 11788, on or before February 23, 1999. In order to curtail controversy as to the date on which the proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested.


                       By Order of the Board of Directors


                             Paul Levine, Secretary

     The Company will furnish without charge to each person whose proxy is being solicited by this proxy statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, for its fiscal year ended January 31, 1998. Such request should be addressed to Stockholder Relations, Hirsch International Corp., 200 Wireless Boulevard, Hauppauge, New York 11788.

     Dated: May 20, 1998

                                   EXHIBIT "A"

                           HIRSCH INTERNATIONAL CORP.

                                STOCK OPTION PLAN


     1. Plan; Purpose; General. The purpose of this Stock Option Plan (the "Plan") is to advance the interests of Hirsch International Corp. (the "Company") by enhancing the ability of the Company to attract and retain selected employees, consultants, advisors to the Board of Directors and qualified directors (collectively the "Participants") by creating for such Participants incentives and rewards for their contributions to the success of the Company, and by encouraging such Participants to become owners of shares of the Company's Class A Common Stock, par value $0.01 per share, as the title or par value may be amended (the "Shares").

     Options granted pursuant to the Plan may be incentive stock options ("Incentive Options") as defined in the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options, or both. The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

     2. Effective Date of Plan. The Plan will become effective upon approval by the Board of Directors (the "Board"), and shall be subject to the approval by the holders of at least a majority of all Shares present in person and by proxy and entitled to vote thereon at a meeting of stockholders of the Company within 12 months after the Company has a class of equity securities registered under the Securities Act of 1933, as amended (the "Act").

     3. Administration of the Plan. The Plan will be administered by the Board of the Company. The Board will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate thereunder, to interpret its provisions, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board shall be conclusive and shall bind all parties.

     The Board may, in its discretion, delegate its powers with respect to the Plan to an employee benefit plan committee or any other committee (the "Committee"), in which event all references to the Board hereunder, including without limitation the references in Section 9, shall be deemed to refer to the Committee. The Committee shall consist of not fewer than two members. Each of the members must be a "disinterested person" as that term is defined in Rule 16b-3 adopted pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members.

     The Board and the Committee, if any, shall have the authority to determine eligibility, the number of options granted and the exercise price of options.

     4. Eligibility. The Participants in the Plan shall be all employees, consultants, advisors to the Board of Directors and qualified directors of the Company or any of its present or future subsidiaries (as defined in Section 8) whether or not they are also officers of the Company. Members of the Committee are eligible only if they do not exercise any discretion in selecting Participants who receive grants of options, in determining the number of shares to be granted to any Participant or in determining the exercise price of any options, or if counsel to the Company may otherwise advise the Committee that the taking of any such action does not impair the status of such eligible Committee members as "disinterested persons" within the meaning of Exchange Act Rule 16b-3.

     5. Grant of Options.

         (a) The Board shall grant options to Participants that it, in its sole discretion, selects. Options shall be granted on such terms as the Board shall determine except that Incentive Options shall be granted on terms that comply with the Code and Regulations thereunder.

     (b) No options shall be granted after December 3, 2003 but options previously granted may extend beyond that date.

     6. Terms and Conditions of Options

     (a) Exercise Price. Except as provided in Section 5(b) of this Plan, the purchase price per Share for Shares issuable upon exercise of options shall be a minimum of 100% of fair market value on the date of grant and shall be determined by the Board. For this purpose, "fair market value" will be determined as set forth in Section 8. Notwithstanding the foregoing, if any person to whom an option is to be granted owns in excess of ten percent of the outstanding capital stock of the Company, then no option may be granted to such person for less than 110% of the fair market value on the date of grant as determined by the Board.

     (b) Period of Options. Unless earlier terminated, options shall terminate and no longer be exercisable five years from the date of grant.

     (c) Payment for Delivery of Shares. Shares which are subject to options shall be issued only upon receipt by the Company of full payment of the purchase price for the Shares as to which the option is exercised. The purchase price shall be payable by the Participant to the Company either (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) for Incentive Options, through the delivery of Shares owned by the Participant for a period of not less than six months and for which the Participant has good title (free and clear of any liens and encumbrances) having a fair market value equal to the purchase price; or (iii) for non-qualified options, by a combination of cash and Shares as provided in (i) and (ii) above.

     The Company shall not be obligated to deliver any Shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, if the outstanding Class A Common Stock is at the time listed on any securities exchange, unless and until the Shares to be delivered have been listed (or authorized to be added to the list upon official notice of issuance) upon such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the person exercising an option such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Act and applicable state securities laws. A Participant shall have the rights of a shareholder only as to Shares actually acquired by him under the Plan.

     (d) Vesting. Except for options granted pursuant to Section 5(b) of this Plan, the Board may impose such vesting restrictions as it sees fit at the time of grant.

     (e) Non-Transferability of Options. Options may not be sold, assigned or otherwise transferred or disposed of in any manner whatsoever except as provided in Section 6(g).

     (f) Forfeiture of Options upon Termination of Relationship. All previously unexercised options including options which have not vested shall terminate and be forfeited automatically upon the termination for any reasons whatsoever of a Participant's status as an employee, consultant on advisor to the Board. Except as provided in Section 6(g) below, unexercised options granted to directors shall not terminate or be forfeited in the event such person is no longer a director of the Company.

     (g) Death. If a Participant dies at a time when he is entitled to exercise an option, then at any time or times within one year after his death (or such further period as the Board may allow) such options may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to his death, by his personal representative or the person or persons to whom the options are transferred by the will or the applicable laws of descent and distribution, and except as so exercised such options will expire at the end of such period.

     (h) Loans to Exercise Option. If requested by any Participant to whom a grant of non-qualified options has been made, the Company or any subsidiary may loan such person the amount of money necessary to pay the federal income taxes incurred as a result of the exercise of any options (or guarantee a bank loan for such purpose), assuming that the Participant is in the maximum federal income tax bracket six months from the time of exercise and assuming that the Participant has no deductions which would reduce the amount of such tax owed. The loan shall be made on or after April 15th of the year following the year in which the amount of tax is determined as may be requested by the Participant and shall be made on such terms as the Company or lending bank determines.

     (i) Withholding Taxes. To the extent that the Company is required to withhold taxes for federal income tax purposes in connection with the exercise of any options, the Company shall have the right to assist the Participant to satisfy such withholding requirement by (i) the Participant paying the amount of the required withholding tax to the Company, (ii) the Participant delivering to the Company Shares of its Class A Common Stock previously owned by the Participant or (iii) the Participant having the Company retain a portion of the Shares covered by the option exercise. The number of Shares to be delivered to or withheld by the Company times the fair market value as defined by Section 9 of this Plan shall equal the cash required to be withheld. To the extent that the Company elects to allow the Participant either to deliver or have withheld Shares of the Company's Class A Common Stock, the Board or the Committee may require him to make such election only during certain periods of time as may be necessary to comply with appropriate exemptive procedures regarding the "short-swing" profit provisions of Section 16(b) of the Exchange Act or to meet certain Code requirements.

     7. Shares Subject to Plan.

     (a) Number of Shares and Stock to be Delivered. Shares delivered pursuant to this Plan shall in the discretion of the Board be authorized but unissued Shares of Class A Common Stock or previously issued Shares acquired by the Company. Subject to adjustments as described below, the aggregate number of Shares which may be delivered under this Plan shall not exceed 1,500,000 Shares of Class A Common Stock of the Company.

     (b) Changes in Stock. In the event of a stock dividend, stock split or combination of Shares, recapitalization, merger in which the Company is the surviving corporation or other change in the Company's capital stock, the number and kind of Shares of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be delivered under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity, or in the event of the sale or transfer of substantially all the Company's assets, all outstanding options shall thereupon terminate.

     The Board may also adjust the number of Shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

     8. Definitions.

     (a) For purposes of the Plan, a subsidiary is any corporation (i) in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock or (ii) over which the Company has effective operating control.

     (b) The fair market value of the Class A Common Stock shall be deemed to be:

     (i) the closing price of the Company's Class A Common Stock appearing on a national securities exchange if the Company's common stock is listed on such an exchange, or if not listed, the average closing bid price appearing on the
National   Association  of  Securities   Dealers   Automated   Quotation  System
("NASDAQ");

     (ii) if the Shares are not listed on NASDAQ, then the average bid price for the Company's stock as listed in the National Quotation Bureau's pink sheets;

     (iii) if there are no listed bid prices published in the pink sheets, then the market value shall be based upon the average closing bid price as determined following a polling of all dealers making a market in the Company's Shares.

     9. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by his in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceedings, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for a breach of the duty of loyalty, bad faith or intentional misconduct in his duties; and provide, further that the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend same.

     10. Amendments. The Board may at any time discontinue granting options under the Plan. The Board may at any time of times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that (except to the extent explicitly required or permitted herein above) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of Shares available under the Plan, (b) reduce the option price of outstanding options or reduce the price at which options may be granted, (c) extend the time within which options may be granted, (d) amend the provisions of this Section 10 of the Plan, (e) extend the period of an outstanding option beyond five years from the date of grant, (f) adversely affect the rights of any Participant (without his consent) under any options theretofore granted or (g) be effective if stockholder approval is required by applicable statute, rule or regulation.

                           CLASS A COMMON STOCK PROXY
                      ------------------------------------

                           HIRSCH INTERNATIONAL CORP.
                             200 Wireless Boulevard
                               Hauppauge, NY 11788

     This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned, revoking all previous proxies, hereby appoints Henry Arnberg, Paul Levine, Tas Tsonis and Herbert M. Gardner, and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Class A Common Stock of Hirsch International Corp. (the "Company"), held of record by the undersigned on May 20, 1998 which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on June 19, 1998, at 10:00 a.m. at The Wyndham Windwatch, 1717 Motor Parkway, Hauppauge, New York 11788, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company's 1998 Annual Report.

                            1. ELECTION OF DIRECTORS

     FOR all nominees listed                Withhold Authority to vote
     below (except as marked                for all nominees listed
     to the contrary below) ______  below ______

     (Instruction: To withhold authority to vote for an individual nominee strike a line through such nominee's name in the list below.)

                                 MARVIN BROITMAN
                               DOUGLAS SCHENENDORF
                                 RONALD KRASNITZ

     2. AMENDMENT OF STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 1,050,000 TO 1,500,000

                    FOR ______ AGAINST ______ ABSTAIN ______

     3. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 1999

                    FOR ______ AGAINST ______ ABSTAIN ______

     4. TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF

                    FOR ______ AGAINST ______ ABSTAIN ______

     PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR Proposals 1, 2, 3 and 4




---------------------------------
(Date)


---------------------------------
(Signature)


---------------------------------
(Signature, if held jointly)



     Please sign exactly as name appears below. If Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please list full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.